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                                                                     Exhibit 23

                              Consent of KPMG LLP
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The Board of Directors and Stockholders
Alberto-Culver Company:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-36051, 33-47748, 33-62693, 33-62699, 33-62701, 333-35795,
333-51527, 333-51529, 333-70067, 333-72388, 333-72262, 333-101573 and
333-101620) and Form S-3 (Numbers 333-49649, 333-44390, 333-54302 and
333-89382) of Alberto-Culver Company of our reports dated October 22, 2002, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 2002 and 2001 and the related consolidated statements of earnings, cash flows, and stockholders' equity and related schedule for each of the years in the three-year period ended September 30, 2002, which reports appear or are incorporated by reference in the September 30, 2002 annual report on Form 10-K of Alberto-Culver Company.

Our reports refer to a change in accounting for goodwill and trade names in the year ended September 30, 2002.

                                          /s/ KPMG LLP
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                                          KPMG LLP

Chicago, Illinois
December 11, 2002